UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

1. Committed Equity Financing Facility

On July 19, 2006, Kosan Biosciences Incorporated (“Kosan”) entered into a Committed Equity Financing Facility (“CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”) pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $50 million of Kosan’s common stock. The CEFF is embodied in a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Rights Agreement”), each of which was entered into with Kingsbridge on July 19, 2006. The CEFF allows Kosan to raise capital as required, at the time and in the amounts deemed suitable to Kosan, during the three-year period following the effectiveness of the registration statement to be filed by Kosan with the Securities and Exchange Commission covering the resale of the shares of Kosan’s common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant discussed below. Kosan is not obligated to sell any of the $50 million of common stock available under the CEFF and there are no minimum commitments or minimum use penalties.

Subject to certain conditions and limitations, from time to time under the CEFF, Kosan may require Kingsbridge to purchase newly-issued shares of Kosan’s common stock at a price that is between 90% and 94% of the volume weighted average price on each trading day during an eight day pricing period. The maximum dollar amount of shares that Kosan may require Kingsbridge to purchase in any such pricing period is equal to the lesser of $10 million or 2% of Kosan’s market capitalization at the time of a draw down under the CEFF. The minimum acceptable volume weighted average price for determining the purchase price at which Kosan’s common stock may be sold in any pricing period is determined by the greater of $2.00 or 90% of the closing price of Kosan’s common stock on the day prior to the commencement of the pricing period. Under the terms of the CEFF, the maximum number of shares Kosan may sell to Kingsbridge is 6,879,868 shares (exclusive of the shares underlying the warrant), which may limit the amount of proceeds Kosan is able to obtain from the CEFF. The CEFF does not contain any restrictions on Kosan’s operating activities, automatic pricing resets or minimum market volume restrictions.

The CEFF requires Kosan to file a resale registration statement covering the resale of shares issued pursuant to the CEFF and underlying the warrant discussed below within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of entering into the CEFF.

In connection with the CEFF, Kosan issued a warrant to Kingsbridge to purchase 285,000 shares of Kosan’s common stock at an exercise price of $4.94 per share (the “Warrant”). The Warrant is exercisable beginning six months after the date of grant and for a period of five years thereafter.

Kosan relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the Warrant in consideration of such commitment.

The foregoing descriptions of the Purchase Agreement, the Rights Agreement and the Warrant are summaries of the material terms of the agreements and do not purport to be complete, and are qualified in their entirety by reference to the Purchase Agreement, the Rights Agreement and the Warrant, each of which is filed as an exhibit hereto.

On July 19, 2006, Kosan also issued a press release announcing the entering into of the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

2. Scientific Advisory Board Agreement

On July 19, 2006, Kosan entered into a Scientific Advisory Board Agreement (the “Scientific Advisory Board Agreement”) with Chaitan S. Khosla, Ph.D., a member of Kosan’s Board of Directors (the “Board”), pursuant to which Dr. Khosla will be the Chairman of Kosan’s Scientific Advisory Board. Pursuant to the Scientific Advisory Board Agreement, Dr. Khosla will be compensated for his services as Chairman of the Scientific Advisory Board at the rate of $2,500 per day of consultation at Kosan’s facility or other location approved by Kosan. No compensation is required for periodic telephone or other consultations unless they involve a significant amount of Dr. Khosla’s time and interfere with his other commitments, and Kosan has agreed in advance in writing to pay such compensation. The term of the Scientific Advisory Board Agreement is four years, at which time, the Scientific Advisory Board Agreement will automatically renew for additional one-year periods unless either Kosan or Dr. Khosla provides written notice of non-renewal at least 30 days prior to the commencement of such additional period. Either party may terminate the Scientific Advisory Board Agreement at any time by giving no less than 30 days written notice to the other party.

The foregoing description of the Scientific Advisory Board Agreement is a summary of the material terms of the agreement and does not purport to be complete, and is qualified in its entirety by reference to the Scientific Advisory Board Agreement, which is filed as an exhibit hereto.

3. Director Compensation

The following changes to director compensation were approved on July 20, 2006:

•	The Chairman of the Board shall receive an annual retainer of $40,000 in addition to the per meeting fees paid to other non-employee members of the Board. The Chairman of the Board shall also receive, in addition to any annual stock option grants made to all non-employee directors, one day following each year’s annual meeting of Kosan’s stockholders, a non-statutory option to purchase 2,500 shares of Kosan common stock that will vest one day before the annual meeting of stockholders subsequent to the date of grant.

•	Members of the Audit, Compensation and Corporate Governance and Nominating Committees shall each be paid a fee of $1,000 for each meeting attended ($500 for attendance by telephone), and the committee chairman shall be paid a fee of $1,500 for each meeting attended ($750 for attendance by telephone).

•	The chairman of each of the Audit, Compensation and Corporate Governance and Nominating Committees shall be paid an annual retainer of $5,000. No annual retainer will be paid to members of the other members of the Audit, Compensation and Corporate Governance and Nominating Committees for their service on such committees.

•	The chairman of the Strategic Advisory Committee shall be paid an annual retainer of $15,000 and a fee of $2,500 for each meeting attended ($1,250 for attendance by telephone and, in either case, pro rated using a $2,500 per day rate for meetings under four hours).

•	The members of the Strategic Advisory Committee other than the chairman shall each be paid a fee of $2,000 for each meeting attended ($1,000 for attendance by telephone and, in either case, pro rated using a $2,000 per day rate for meetings under four hours).

•	No annual retainer will be paid to the lead independent director.

In the event that a Board meeting and a Board committee meeting, other than a Strategic Advisory Committee meeting, fall on the same day, committee members shall receive a fee for attending the Board meeting only. Members of the Financing Committee will continue to receive no annual retainer or fees for attending Financing Committee meetings. Non-employee directors are eligible for reimbursement of expenses incurred in connection with attending Board and committee meetings.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Committed Equity Financing Facility is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

4.4	Warrant for the purchase of shares of common stock, dated July 19, 2006, issued by the Registrant to Kingsbridge Capital Limited.

4.5	Registration Rights Agreement, dated July 19, 2006, by and between the Registrant and Kingsbridge Capital Limited.

10.38	Common Stock Purchase Agreement between Registrant and Kingsbridge Capital Limited dated as of July 19, 2006.

10.39	Scientific Advisory Board Agreement between Registrant and Chaitan S. Khosla, Ph.D. dated as of July 19, 2006.

99.1	Press Release entitled “Kosan Establishes $50 Million Committed Equity Financing Facility.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED

Dated: July 25, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn, Senior Vice President, Legal and Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

4.4	Warrant for the purchase of shares of common stock, dated as of July 19, 2006, issued by the Registrant to Kingsbridge Capital Limited.

4.5	Registration Rights Agreement, dated as of July 19, 2006, by and between the Registrant and Kingsbridge Capital Limited.

10.38	Common Stock Purchase Agreement between Registrant and Kingsbridge Capital Limited dated as of July 19, 2006.

10.39	Scientific Advisory Board Agreement between Registrant and Chaitan S. Khosla, Ph.D. dated as of July 19, 2006.

99.1	Press Release entitled “Kosan Establishes $50 Million Committed Equity Financing Facility.”